UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 29, 2012

RAYONIER INC.

COMMISSION FILE NUMBER 1-6780

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number 13-2607329

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Principal Executive Office)

Telephone Number: (904) 357-9100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 29, 2012, Rayonier Inc. (the “Company”) and certain of its subsidiaries named therein (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), to sell an aggregate of $325.0 million principal amount of the Company’s 3.750% Senior Notes due 2022 (the “Notes”) to the Underwriters (the “Offering”). The Notes will be unconditionally guaranteed by the Guarantors.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. The net proceeds from the sale of the Notes are estimated to be approximately $321.3 million (after deducting underwriting discounts and commissions and estimated offering expenses).

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions. In particular, certain of the Underwriters or their affiliates are agents and/or lenders on our revolving credit facility, for which they each received customary compensation. Specifically, Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as co-syndication agent, joint lead arranger and a lender, J.P. Morgan Securities LLC or one of its affiliates acts as co-syndication agent and a lender and Credit Suisse Securities (USA) LLC or one of its affiliates acts as administrative agent, sole bookrunner, joint lead arranger and a lender under the Company’s revolving credit facility. As lenders under our revolving credit facility, certain of the Underwriters or their affiliates will receive a substantial portion of the net proceeds from the Offering.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-179784), which became effective upon its filing with the Securities and Exchange Commission on February 29, 2012.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On February 29, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

1.1	Underwriting Agreement, dated February 29, 2012, among Rayonier Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, relating to the 3.750% Senior Notes due 2022.

99.1	Press release entitled “Rayonier Announces Pricing of $325 Million Senior Notes Offering” issued February 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ Carl E. Kraus
Carl E. Kraus
Senior Vice President, Finance

March 1, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

1.1	Underwriting Agreement, dated February 29, 2012, among Rayonier Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, relating to the 3.750% Senior Notes due 2022.	Filed herewith

99.1	Press release entitled “Rayonier Announces Pricing of $325 Million Senior Notes Offering” issued February 29, 2012.	Furnished herewith

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